Designated Filer:	Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:	Vringo, Inc. (VRNG)
Date of Event Requiring Statement:	June 22, 2011

Joint Filers’ Signatures

WARBURG PINCUS IX LLC
By: Warburg Pincus Partners, LLC, its Sole Member,
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date: June 24, 2011
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date: June 24, 2011
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare	Date: June 24, 2011
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	Date: June 24, 2011
Name: Scott A. Arenare
Title: Managing Director

CHARLES R. KAYE

By:	/s/ Scott A. Arenare	Date: June 24, 2011
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact*

JOSEPH P. LANDY

By:	/s/ Scott A. Arenare	Date: June 24, 2011
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact**

_______________________________

*
Power of Attorney given by Mr. Kaye was previously filed with the U.S. Securities and Exchange Commission (“SEC”) on March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

**	Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.